                                                                    EXHIBIT 21.1


                           TRIDENT MICROSYSTEMS, INC.

                              LIST OF SUBSIDIARIES

       Name of Subsidiary                  Jurisdiction of Incorporation           Ownership Percentage
       ------------------                  -----------------------------           --------------------
Trident Microsystems (Far East) Ltd.          Cayman Islands, B.W.I.                       100%
Trident Microsystems Japan K.K.               Japan                                        100%


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